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                                                                      EXHIBIT 21


                            DEVON ENERGY CORPORATION

                            Significant Subsidiaries

1.  Devon Energy Corporation (Oklahoma), an Oklahoma corporation;

2.  Devon Energy Production Company, L.P., an Oklahoma limited partnership;

3.  Devon SFS Operating, Inc., a Delaware corporation;

4.  Northstar Energy Corporation, an Alberta corporation; and

5.  Northstar Energy Partnership, an Alberta general partnership.